As filed with the Securities and Exchange Commission on May 12 , 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3818604
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 Chisholm Trail, Suite 300
Round Rock, Texas 78681
(Address of Principal Executive Offices)(Zip Code)

Kratos Defense & Security Solutions, Inc. 2023 Equity Incentive Plan
(Full title of the plan)

Deanna H. Lund
Executive Vice President and Chief Financial Officer and Director
Kratos Defense & Security Solutions, Inc.
10680 Treena Street, Suite 600
San Diego, California 92131
(Name and address of agent for service)

(858) 812-7300
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Kratos Defense & Security Solutions, Inc., a Delaware Corporation (the “Registrant”), to register the offer and sale of an additional 6,900,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the Kratos Defense & Security Solutions, Inc. 2023 Equity Incentive Plan, as amended and restated (the “Plan”) which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2023 (File No. 333-272172) (the “Prior Registration Statement”).

This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement on Form S-8, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission (excluding any portions of such documents that have been “furnished” but “not filed”) by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference into this Registration Statement.

(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025, filed with the Commission on February 23, 2026;
(b)The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2026, filed with the Commission on May 6, 2026;
(c)The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 2, 2026 and March 25, 2026; and
(d)The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on September 3, 1999, including any amendment thereto or report filed for the purpose of updating such description, including Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the Commission on February 24, 2020.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and other documents, to the extent such documents are considered filed with the Commission (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

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The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc., as amended.	10-K	02/27/17	3.1

4.2	Third Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc., as amended.	8-K	05/24/24	3.1

5.1	Opinion of Sidley Austin LLP.				X

23.1	Consent of Sidley Austin LLP (contained in Exhibit 5.1 to this Registration Statement).				X

23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.				X

24.1	Power of Attorney (contained on the signature pages of this Registration Statement)				X

99.1	Kratos Defense & Security Solutions, Inc. 2023 Equity Incentive Plan, as amended and restated				X

107	Filing Fee Table				X

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 12th day of May, 2026

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ Eric DeMarco
Eric DeMarco
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Eric M. DeMarco and Deanna H. Lund, as his or her attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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Signature	Title	Date

/s/ Eric DeMarco	President, Chief Executive Officer and Director	5/12/2026
Eric DeMarco	(Principal Executive Officer)

/s/ Deanna Lund	Executive Vice President, Chief Financial Officer and Director	5/12/2026
Deanna Lund	(Principal Financial Officer)

/s/ Maria Cervantes de Burgreen	Vice President, and Corporate Controller	5/12/2026
Maria Cervantes de Burgreen	(Principal Accounting Officer)

/s/ Scott Anderson	Director	5/12/2026
Scott Anderson

/s/ Bradley Boyd	Director	5/12/2026
Bradley Boyd

/s/ Bobbi Doorenbos	Director	5/12/2026
Bobbi Doorenbos

/s/ William Hoglund	Director	5/12/2026
William Hoglund

/s/ Scot Jarvis	Director	5/12/2026
Scot Jarvis

/s/ David King	Director	5/12/2026
David King

/s/ Amy Zegart	Director	5/12/2026
Amy Zegart

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